Exhibit 99(a)-3

        NOTICE OF GUARANTEED DELIVERY

THE ALPINE GROUP, INC.
Offer to Exchange
up to $10,000,000 aggregate principal amount of its
6% Junior Subordinated Notes
for Shares of its Common Stock

          THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 22, 2003, UNLESS EXTENDED.

        As set forth in the Offering Circular dated June 23, 2003 (the "Offering Circular") under "The Exchange Offer—How to Tender," this form or one substantially equivalent hereto must be used by holders of common stock, par value $0.10 per share ("Common Stock"), of The Alpine Group, Inc., a Delaware corporation (the "Company"), to accept the Exchange Offer (as defined below) if certificates representing shares of Common Stock ("Common Stock Certificates") are not immediately available (or the procedures for book-entry transfer cannot be completed on a timely basis) or a stockholder cannot deliver his Common Stock Certificates, Letter of Transmittal and other required documents to the Exchange Agent (as defined in the Offering Circular) prior to 5:00 p.m., New York City time, on July 22, 2003, unless extended as described in the Offering Circular (the "Expiration Time"). Such form may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, prior to the Expiration Time to:

The Exchange Agent:
 AMERICAN STOCK TRANSFER & TRUST COMPANY

By Mail:	By Overnight Courier:	By Hand:
59 Maiden Lane Plaza Level New York, NY 10038	59 Maiden Lane Plaza Level New York, NY 10038	59 Maiden Lane Plaza Level New York, NY 10038

By Facsimile Transmission (For Eligible Institutions Only):
(718) 234-5001

Confirm Receipt of Facsimile by Telephone Only:
(877) 248-6417

        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OR FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        This form is not to be used to guarantee signatures. The Eligible Institution (as defined in the Letter of Transmittal) that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and Common Stock Certificates to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

        The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Offering Circular and related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged,                    shares of Common Stock pursuant to the guaranteed delivery procedures described in the Offering Circular under "The Exchange Offer—How to Tender."

THE GUARANTEE INCLUDED HEREIN MUST BE COMPLETED.

PLEASE TYPE OR PRINT ALL INFORMATION BELOW.

Signature(s):	Common Stock Certificate Number(s) (if
available):

Name(s) of Record Holder(s):	Total Number of Shares Represented by Certificate(s):

Address(es):	Name of Tendering Institution:

(Zip Code)
Date:	Account Number:

Area Code and Telephone Number(s):

        If shares of Common Stock will be delivered by book-entry transfer, check box: ☐

DTC Account Number:

2

GUARANTEE

(DO NOT USE FOR SIGNATURE GUARANTEE)

        The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an "Eligible Institution"), guarantees the delivery to the Exchange Agent of the Common Stock tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), or an Agent's Message in the case of a book-entry transfer of Common Stock, and any other required documents, all within three trading days of the date hereof.

Name of Firm:	Authorized Signature:

Address:	Title:

Name:
Zip Code		(Please Type or Print)
Area Code and Tel. No.:	Dated:

NOTE: DO NOT SEND COMMON STOCK CERTIFICATES WITH THIS FORM.
CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.